EXHIBIT 3(i).1



                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           INFOGRAMES MERGER SUB INC.

                                  WITH AND INTO

                          GT INTERACTIVE SOFTWARE CORP.




                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware




         GT INTERACTIVE SOFTWARE CORP., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of INFOGRAMES MERGER SUB INC., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

         FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

         SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

         THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on April 6, 2000, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

         WHEREAS, the Company owns all of the outstanding shares of the capital stock of Infogrames Merger Sub Inc. ("Subsidiary"); and

         WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

         NOW, THEREFORE, BE IT AND IT HEREBY IS RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger"); and it is further

         RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further


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         RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof; and it is further

         RESOLVED, that pursuant to Section 253(b) of the General Corporation Law of the State of Delaware, at the effective time of the Merger, the name of the Company shall be changed to "Infogrames, Inc." by deleting Article First of the Amended and Restated Certificate of Incorporation of the Company and inserting in lieu thereof a new Article First to read as follows:

         "FIRST: The name of the corporation is Infogrames, Inc."

         RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

         FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be "Infogrames, Inc."

         FIFTH: The Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be amended by deleting Article First and inserting in lieu thereof a new Article First to read "FIRST: The name of the corporation is Infogrames, Inc.", and, as so amended, shall be the Amended and Restated Certificate of Incorporation of the surviving corporation.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 10th day of May, 2000.


                                            GT INTERACTIVE SOFTWARE CORP.



                                            By: /s/ Bruno Bonnell
                                                --------------------------------
                                                Name:  Bruno Bonnell
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer